Exhibit 99.1

Editorial Contact:	Investor Contact:
Shannon Gomez, Secure Computing	Elissa Lindsoe, Secure Computing
shannon_gomez@securecomputing.com	elissa_lindsoe@securecomputing.com
408-979-6121	651-628-5362

SECURE COMPUTING REPORTS THIRD QUARTER 2003 OPERATING RESULTS AND

OTHER CORPORATE DEVELOPMENTS

Company Reports Record Product and Services Revenue of $19.5 million, Fully Diluted Earnings per

Share of $0.08 and Cash Generation of $2.1 million

SAN JOSE, Calif., October 16, 2003 – Secure Computing Corporation (Nasdaq: SCUR), the experts in protecting the most important networks in the world, today announced third quarter Products and Services (P&S) revenues of $19.5 million, a record for the company. This represents an 11% increase compared to P&S revenues of $17.6 million in the prior quarter and a 17% increase compared to $16.7 million in the same quarter last year. Third quarter Advanced Technology (AT) contract revenues were $0.6 million, compared to $0.5 million in the prior quarter and $1.0 million in the same quarter last year. Total revenues were $20.1 million, a 10% increase compared to revenues of $18.2 million in the prior quarter and a 14% increase compared to $17.7 million in the same quarter last year.

Gross margins in the third quarter were 88% of revenue, or $17.8 million. This compares to 87% of revenue, or $15.9 million, in the prior quarter and 89% of revenue, or $15.7 million, in the year ago quarter. Secure Computing’s third quarter operating expenses were $15.2 million, or 76% of revenue, down 11 percentage points from the year ago quarter. Sales and marketing expenses were $9.9 million, or 49% of revenue, down 5 percentage points from the year ago quarter. Research and development costs were $3.6 million, or 18% of revenue, down 4 percentage points from the year ago quarter. General and administrative costs were $1.6 million, or 8% of revenue, which is consistent with the year ago quarter.

“We had a strong quarter—exceeding expectations on both the top and bottom lines which marks our 17th consecutive quarter of meeting or exceeding expectations from operations,” said John McNulty, chairman and chief executive officer at Secure Computing. “These solid results in Q3 and our string of 17 successful quarters are the result of excellent execution by our whole team.”

Net income for the third quarter was $2.6 million, or $0.08 per fully diluted share compared to net income of $1.0 million, or $0.03 per fully diluted share in the prior quarter and $0.5 million, or $0.02 per share in the year ago quarter. Net income for the third quarter was 13% of revenue, a 7 percentage point improvement over the prior quarter and 10 percentage point improvement over the year ago quarter.

On a year to date basis, net income was $4.2 million, or $0.13 per fully diluted share compared to a net loss of $7.9 million or $0.27 per share in the prior year. The September 30, 2002 year-to-date net loss included a $7.3 million, or $0.25 per share, charge for the class action lawsuit settlement.

“We continue to extend our penetration into large enterprise accounts both domestically and internationally,” said Tim McGurran, president and chief operating officer at Secure Computing. “As security continues to be a primary focus area of IT spending, we experienced another robust quarter of sales to the government sector, the health care sector, educational and financial institutions. On Tuesday, October 14, 2003, we announced the closing of our acquisition of N2H2, Inc. This strategic move further solidifies our position as a market leader in Web filtering.”

Enterprise licenses were executed by a number of industry leaders including: Murray, Inc., a manufacturer of outdoor lawn and garden power equipment, snow throwers, and recreational products; Boca Raton Community Hospital, the largest hospital in southern Palm Beach County; Union Switch and Signal, a subsidiary of Ansaldo Signal N.V., and a leader in the design, manufacture and service of signaling, automation and control equipment and systems for the railroad and mass transit industries worldwide; Douglas Informatik, protecting the integrity of information resources for one of Europe’s largest retail organizations; Australian Broadcasting Corporation, Australia’s Largest TV, Radio and Internet Broadcaster; Mutual of Enumclaw, a preferred choice for property and casualty insurance; Baptist Health System, Inc., the largest health care system in Alabama and one of the state’s largest employers; Chick-fil-A, one of the largest privately owned restaurant chains in the nation; Wright Medical Technology, a global orthopaedic medical device company specializing in the design, manufacture, and marketing of reconstructive joint devices and biologics; American Healthcare Services, a leader in free-standing Plastic Surgery Centers and Sleep Diagnostic and Care Centers throughout the United States; and the Nevada Gaming Commission Control Board.

“Successful execution on our strategies is the cornerstone of our revenue and earnings growth,” commented Tim Steinkopf, senior vice president and chief financial officer at Secure Computing. “11% sequential P&S revenue growth and 160% sequential earnings growth are indicators that we are starting to hit the leverage point in our operating model.”

Other Q3 Financial Highlights:

•	Cash and investments were $24.3 million at September 30, 2003, a $2.1 million, or 10%, increase from $22.2 million at June 30, 2003.

•	Deferred revenues were $14.4 million at September 30, 2003, which is consistent with the June 30, 2003 balance.

•	Days sales outstanding were 66 at September 30, 2003, compared to 64 at June 30, 2003.

Other Corporate Developments

As part of the company’s continued focus on product sales, the company also announced today the closure of its Advanced Technology business effective immediately. This is not expected to have an adverse impact on the company’s operating results moving forward and the cost of exit is expected to be immaterial.

In further developments, the company is pleased to announce the addition of Steven J. Miller to its management team as vice president of worldwide marketing.

Miller comes to Secure with 23 years of experience in marketing, business development and management with both startup and multi-national organizations. Prior to joining Secure Computing, Miller held senior executive positions with Siebel Systems, Oracle, Apple Computer and GTE Sprint. Miller holds a BA from The University of California, Berkeley and an MBA from The Wharton School, University of Pennsylvania.

“I am delighted with the addition of Steve Miller, who has enjoyed a distinguished career in high-tech and international marketing with extensive experience in positioning products and building brand awareness,” said Tim McGurran. “Steve will play a key role in continuing to build Secure’s image as a leader in information security, elevating market recognition of our superior technology and continuing our commitment to deliver products the market demands.”

Secure Computing’s Outlook Publication Procedures

In connection with the SEC rules on corporate disclosure, Regulation FD, Secure Computing publishes an Outlook section in its quarterly operating results press release. The company continues its current practice of having corporate representatives meet privately during the quarter with investors, the media, investment analysts and others. At these meetings Secure Computing refers any questions regarding the current outlook back to the quarterly results press release Outlook section. The quarterly results press release, which includes the Outlook section, is available to the public on the company’s Web site (www.securecomputing.com). Unless Secure Computing is in a Quiet Period (described below), the public can continue to rely on the Outlook section that is part of this quarterly operating results press release as still being the company’s current expectations on matters covered, unless Secure Computing publishes a notice stating otherwise.

From the close of business on December 17, 2003, until publication of a press release regarding the fourth quarter 2003 operating results, Secure Computing will observe a Quiet Period. During the Quiet Period, the Outlook section and other forward-looking statements contained in this operating results press release as well as in the company’s filings with the SEC, should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to update by the company. During the Quiet Period, Secure Computing representatives will not comment concerning the Outlook section or Secure Computing’s financial results or expectations.

Current Outlook

The forward-looking statements in this Outlook are based on current expectations and are subject to risks, uncertainties and assumptions described under the sub-heading “Forward-Looking Statements.” Actual results may differ materially from the expectations expressed below.

With respect to guidance before the impact of the N2H2 acquisition, the company is reaffirming its outlook for the fourth quarter 2003. P&S revenues are expected to grow by 21% year over year before the effect of the N2H2 acquisition. This will result in full year P&S revenue growth of 20%, up 1 percentage point from the Company’s previous expectations of 19%. AT revenue is projected to be $0 in the fourth quarter of 2003 and moving forward as a result of the termination of the AT business described in the Other Corporate Developments section of this press release. Aggregate gross margins are expected to be approximately 89% in the fourth quarter. Operating expense dollars before the impact of the N2H2 acquisition are expected to be consistent with the third quarter of 2003. Other income is expected to be consistent with the third quarter, at approximately $0.02 million. The company reaffirms that fully diluted earnings per share are expected to be approximately $0.10 in the fourth quarter of 2003, assuming weighted average shares of 35.5 million. This will result in total expected 2003 earnings per share of $0.23, up $0.02 from earnings per share of $0.21 as provided in the company’s previous outlook guidance.

In addition to the guidance provided above, the Company expects the impact of the N2H2 acquisition to the fourth quarter of 2003 to be as follows:

•	The acquisition will contribute approximately $1.8 million in P&S revenues at 89% gross margins.

•	NH2H related operating expenses of approximately $1.4 million will also be incurred.

•	Weighted average shares outstanding will increase by approximately 1.7 million shares from the 35.5 million provided above.

•	The company does not expect the acquisition to have a dilutive effect on the company’s earnings in the fourth quarter of 2003.

About Secure Computing

Secure Computing (Nasdaq: SCUR) has been protecting the most important networks in the world for over 20 years. With broad expertise in security technology, we develop network security products that help our customers create a trusted environment both inside and outside of their organizations. Our global customers and partners include the majority of the Dow Jones Global 50 Titans and the most prominent organizations in banking, financial services, healthcare, telecommunications, manufacturing, public utilities, and federal and local governments. The company is headquartered in San

Jose, Calif., and has sales offices worldwide. For more information, see http://www.securecomputing.com.

Forward-Looking Statements

This release contains forward-looking statements concerning revenues, aggregate margins, operating expenses and profitability for this and future quarters, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations. In order to meet these projections, the company must continue to obtain new enterprise relationships with major clients and overall demand for its products must continue to grow at current or greater levels. The company also must be able to motivate and retain key employees and staff current and future projects in a cost-effective manner and must effectively control its marketing, research, development and administrative costs, including personnel expenses. There can be no assurance that demand for the company’s products will continue at current or greater levels, or that the company will continue to grow revenues, or be profitable. There are also risks that the company’s pursuit of providing network security technology might not be successful, or that if successful, it will not materially enhance the company’s financial performance; that changes in customer requirements and other general economic and political uncertainties and weaknesses in geographic regions of the world could impact the company’s relationship with its customers, partners and alliances; and that delays in product development, competitive pressures or technical difficulties could impact timely delivery of next-generation products; and other risks and uncertainties that are described from time to time in Secure Computing’s periodic reports and registration statements filed with the Securities and Exchange Commission. The company specifically disclaims any responsibility for updating these forward-looking statements.

SECURE COMPUTING CORPORATION

CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

Consolidated Condensed Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2003	2002	2003	2002
Products and Services revenue	$19,474	$16,708	$53,283	$44,750
Advanced Technology contract revenue	641	959	2,018	2,983

Total revenue	20,115	17,667	55,301	47,733
Cost of revenue	2,350	1,955	6,711	5,506

Gross profit	17,765	15,712	48,590	42,227
Operating expenses:
Selling and marketing	9,927	9,493	29,124	27,778
Research and development	3,646	3,894	11,330	11,080
General and administrative	1,582	1,371	4,045	3,796
Separation costs	—	568	—	568

	15,155	15,326	44,499	43,222

Operating income (loss)	2,610	386	4,091	(995)
Other non-recurring expense	—	—	—	(7,258)
Other income	16	89	115	376

Net income (loss)	$2,626	$475	$4,206	$(7,877)

Basic net income (loss) per share	$0.08	$0.02	$0.14	$(0.27)

Shares used in computing net income (loss) per share – basic	32,173	29,374	31,107	29,184

Diluted net income (loss) per share	$0.08	$0.02	$0.13	$(0.27)

Shares used in computing net income (loss) per share – diluted	33,995	29,705	32,258	29,184

Consolidated Condensed Balance Sheets

	Sept. 30, 2003	Dec. 31, 2002
Assets
Cash and cash equivalents	$15,618	$18,050
Investments	8,659	3,342
Accounts receivable, net	14,764	11,421
Inventory, net	954	885
Other current assets	4,855	3,767

Total current assets	44,850	37,465
Property and equipment, net	4,992	5,708
Goodwill	14,226	15,195
Other assets	1,884	2,575

Total assets	$65,952	$60,943

Liabilities and stockholders’ equity
Accounts payable	$1,983	$1,845
Accrued payroll	3,604	3,263
Other accrued expenses	1,232	4,105
Litigation settlement accrual (*see note)	—	7,258
Deferred revenue	14,445	14,809

Total current liabilities	21,264	31,280
Stockholders’ equity
Common stock	323	297
Additional paid-in capital	166,995	156,132
Foreign currency translation	(673)	(603)
Accumulated deficit	(121,957)	(126,163)

Total stockholders’ equity	44,688	29,663

Total liabilities and stockholders’ equity	$65,952	$60,943

*	Note: Fully settled by issuing 1,951,807 shares of common stock in April 2003.

Consolidated Condensed Statement of Cash Flows

	Nine Months Ended September 30,
	2003	2002
Operating activities
Net income (loss)	$4,206	$(7,877)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation	2,085	2,046
Amortization	181	183
Loss on disposals of property and equipment	6	9
Deferred income taxes, net	(432)	—
Changes in operating assets and liabilities:
Accounts receivable	(3,343)	375
Inventories	(69)	(35)
Other current assets	43	(536)
Accounts payable	138	421
Payroll related accruals	341	(671)
Accrued liabilities and reserves	(762)	327
Litigation settlement accrual	—	7,258
Deferred revenue	(364)	(3,180)

Net cash provided by (used in) operating activities	2,030	(1,680)
Investing activities
Net purchases of investments	(5,317)	(2,478)
Purchase of property and equipment, net	(1,376)	(1,585)
Increase in intangibles and other assets	(188)	(320)

Net cash used in investing activities	(6,881)	(4,383)
Financing activities
Proceeds from issuance of common stock	2,489	2,042

Net cash provided by financing activities	2,489	2,042
Effect of exchange rate changes	(70)	(95)

Net decrease in cash and cash equivalents	(2,432)	(4,116)
Cash and cash equivalents, beginning of period	18,050	15,956

Cash and cash equivalents, end of period	$15,618	$11,840